EXHIBIT 24.3


                          CONSENT OF GRANT THORNTON LLP


     We consent to the use of Amendment No. 2 to the Registration Statement of CFI Mortgage Inc. on Form SB-2 under the Securities Act of 1933, as amended, of our report dated March 20, 1998, except for Note 9 as to which the date is April 9, 1998, and to the reference to our firm under the heading "Experts" in the Prospectus.



                                                   /s/ Grant Thornton LLP
                                                   -----------------------------
                                                   Grant Thornton LLP
                                                   Certified Public Accountants



New York, New York
July 8, 1998




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